Exhibit 99.1

Apple Hospitality REIT, Inc. Reports Results of Operations for Fourth Quarter and Full Year 2015
Full Year Comparable Hotels RevPAR increased 6.5%; Full Year Adjusted EBITDA increased 13.7%

Richmond, VA – February 25, 2016 – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the fourth quarter and full year of 2015.

Justin Knight, President and Chief Executive Officer, commented, “The Apple Hospitality REIT portfolio of primarily upscale, select service and extended stay hotels, exclusively aligned with the Hilton and Marriott families of brands, is one of the largest, most geographically diverse hospitality portfolios in the United States. In 2015, we achieved industry leading performance with Comparable Hotels RevPAR growth of 6.5 percent and Adjusted EBITDA growth of 13.7 percent. Given the underlying strength of our hospitality platform, the expertise of our team and the financial flexibility of our balance sheet, we are confident in our ability to continue to deliver attractive shareholder returns. With anticipated improvements in demand and nightly rates across the majority of our markets, we believe 2016 will be another positive year for the Company.”

Selected Statistical and Financial Data
As of and For the Three Months and Years Ended December 31
(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended December 31,			Years Ended December 31,
	2015	2014	% Change	2015	2014	% Change

Comparable Hotels ADR	$127.12	$121.59	4.5%	$130.33	$124.13	5.0%
Comparable Hotels Occupancy	71.9%	71.0%	1.3%	77.2%	76.1%	1.4%
Comparable Hotels RevPAR	$91.43	$86.30	5.9%	$100.59	$94.41	6.5%

Adjusted EBITDA	$69,659	$64,933	7.3%	$321,431	$282,639	13.7%
Comparable Hotels Adjusted Hotel EBITDA	$74,903	$70,088	6.9%	$350,482	$317,992	10.2%
Comparable Hotels Adjusted Hotel EBITDA Margin	35.1%	35.1%	-	38.1%	37.2%	+ 90 bps
Modified funds from operations (MFFO)	$60,536	$57,903	4.5%	$286,482	$256,381	11.7%
MFFO per share	$0.35	$0.31	12.9%	$1.59	$1.50	6.0%
Net income (loss)	$(17,792)	$22,334	n/a	$117,288	$6,833	n/a
Net income (loss) per share	$(0.10)	$0.12	n/a	$0.65	$0.04	n/a

Distributions paid	$52,313	$63,550	-17.7%	$229,127	$233,412	-1.8%
Distributions paid per share	$0.30	$0.34	-11.8%	$1.27	$1.39	-8.6%

Total debt outstanding	$998,103
Net debt to 2015 Adjusted EBITDA	3.1

¹Explanations of and reconciliations to Net Income (loss) of Adjusted EBITDA, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included at the end of this release.

Apple Hospitality defines metrics from “Comparable Hotels” as results generated by the 179 hotels owned as of December 31, 2015. For hotels acquired during the period, the Company has included, as applicable, results of those hotels for periods prior to the Company’s ownership, and for dispositions, results have been excluded for the Company’s period of ownership. Results for periods prior to the Company’s ownership have not been included in the Company’s actual Consolidated Financial Statements and are included only for comparison purposes.

Page | 1
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Hotel Portfolio Overview
Apple Hospitality owns a highly diversified hotel portfolio, which helps insulate the revenue stream of the Company from regional economic dislocations that may occur from time to time. As of December 31, 2015, Apple Hospitality owned 179 hotels, with 22,961 rooms, comprised of 95 Marriott® branded hotels and 84 Hilton® branded hotels, with locations in more than 80 MSAs across 32 states.

Transactional Activity
In a continued effort to refine and enhance Apple Hospitality’s portfolio through the selective sale and purchase of assets, during 2015, Apple Hospitality completed the disposition of 19 properties in two separate transactions for total proceeds of $208.5 million. The Company used the availability on its credit facility created by the proceeds from the sales to acquire seven hotels for an aggregate purchase price of $254.8 million. The acquisitions include:  a 156-room Hampton Inn by Hilton® in Fort Lauderdale, FL; a 110-room Hampton Inn by Hilton® in Cypress, CA; a new 170-room SpringHill Suites by Marriott® in Burbank, CA; a 190-room Courtyard by Marriott® in Burbank, CA; a 245-room Courtyard by Marriott® in San Diego, CA; and a dual-branded 102-room Courtyard by Marriott® and 78-room Residence Inn by Marriott® property in Syracuse, NY. Additionally, Apple Hospitality has agreements for the potential purchase of four hotels, all of which are under construction, for a total purchase price of approximately $81 million. The hotels currently under contract include:  a 128-room Home2 Suites by Hilton® in Atlanta, GA; a 124-room Courtyard by Marriott® in Fort Worth, TX; and a 210-room dual-branded Hilton Garden Inn® and Home2 Suites by Hilton® property in Birmingham, AL. Although the Company is working towards acquiring these hotels, there are conditions to closing that have not yet been satisfied, and there can be no assurance that a closing on any of these hotels will occur under the outstanding purchase contracts. If closing conditions are satisfied, the Company anticipates closing on the acquisitions of these hotels in 2016 and 2017.

Renaissance® New York Hotel 57
The fourth quarter of 2015 includes a $45 million non-cash impairment charge related to the Company’s Renaissance® New York Hotel 57 in New York, NY. The hotel has been and is expected to be impacted by a combination of:  a decline in hotel market conditions in New York; new supply; the loss of retail tenants at the property and the extended period of time it has taken and is estimated that it will take to re-lease the available space; and costs associated with transitioning to a new management company.

Share Repurchase Program
During 2015, the Company’s Board of Directors authorized a share repurchase program of up to $500 million, and effective July 8, 2015, as part of the implementation of the program, the Company established a written trading plan (“Plan”) that provided for share repurchases in open market transactions.  The Company purchased approximately 1.3 million common shares under the Plan, at a weighted-average market price of approximately $17.62 per common share, for an aggregate purchase price of approximately $22.4 million.  Purchases under the Plan were funded with availability under the Company’s credit facility.  To be able to more effectively respond to market conditions, the Company terminated the Plan in January 2016.  The Company plans to continue to consider opportunistic share repurchases under the $478 million remaining portion of its authorized $500 million share repurchase program.

Capital Improvements
Apple Hospitality consistently reinvests in its properties. During 2015, the Company invested approximately $58.9 million in capital expenditures for existing hotels and anticipates incurring approximately $50 to $60 million during 2016, which includes various scheduled renovation projects for approximately 25 properties.

Page | 2
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Balance Sheet
As of December 31, 2015, Apple Hospitality had approximately $998.1 million of total indebtedness with a current combined weighted average interest rate of approximately 3.6% for 2016. Excluding unamortized loan origination costs and fair value adjustments, the total indebtedness is comprised of approximately $462 million in property-level debt (40 hotels) and $540 million outstanding on its $965 million unsecured credit facility.  Apple Hospitality’s combined unrestricted cash and undrawn capacity on its revolving credit facility at December 31, 2015 was approximately $425 million. The Company’s net debt to 2015 Adjusted EBITDA ratio stands at 3.1 times, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace.

Shareholder Distributions
Apple Hospitality paid distributions of $0.30 per common share during the fourth quarter of 2015 and $1.27 per common share during the year ended December 31, 2015.  Based on the Company’s common share closing price of $19.59 on February 23, 2016, the annualized distribution of $1.20 per common share represents an annual 6.1% yield. The Company’s Board of Directors, in consultation with management, will continue to regularly monitor the Company’s distribution rate relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions and dispositions. At its discretion, the Company’s Board of Directors may make adjustments as determined to be prudent in relation to other cash requirements of the Company.

2016 Outlook
Apple Hospitality is providing an operational and financial outlook for 2016. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company’s existing portfolio of hotels, does not take into account the impact of any unanticipated developments in its business or changes in its operating environment.  For the full year 2016, the Company anticipates:

	2016 Guidance
	Low-End	High-End

Comparable Hotels RevPAR Growth	3.5%	5.5%

Adjusted EBITDA	$340 Million	$360 Million

Earnings Call
The Company will host a quarterly conference call for investors and interested parties on Friday, February 26, 2016, at 9:00 AM Eastern Time. The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the investor information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 12:00 PM Eastern Time on February 26, 2016, through midnight Eastern Time on March 11, 2016. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13628744. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. The Company’s portfolio consists of 179 hotels, with approximately 22,950 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 32 states. For more information, please visit www.applehospitalityreit.com.

Page | 3
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statements.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Director of Investor Services
(804) 727-6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

Page | 4
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	As of December 31,
	2015	2014

Assets
Investment in real estate, net of accumulated depreciation of $423,057 and $296,559, respectively	$3,641,767	$3,492,821
Assets held for sale	-	195,588
Restricted cash-furniture, fixtures and other escrows	22,651	32,526
Due from third party managers, net	24,743	22,879
Other assets, net	33,614	32,991
Total Assets	$3,722,775	$3,776,805

Liabilities
Credit facility	$536,244	$190,783
Mortgage debt	461,859	515,843
Accounts payable and other liabilities	77,614	55,555
Total Liabilities	1,075,717	762,181

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 174,368,340 and 186,910,407 shares, respectively	3,500,584	3,737,328
Accumulated other comprehensive loss	(2,057)	(511)
Distributions greater than net income	(851,469)	(722,193)
Total Shareholders' Equity	2,647,058	3,014,624

Total Liabilities and Shareholders' Equity	$3,722,775	$3,776,805

Note:
The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2015.

Page | 5
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
 (in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31, (Unaudited)		December 31,
	2015	2014	2015	2014
Revenues:
Room	$192,751	$183,237	$821,733	$735,882
Other	20,282	19,086	76,581	68,014
Total revenue	213,033	202,323	898,314	803,896

Expenses:
Operating	57,134	54,809	227,915	206,829
Hotel administrative	17,278	16,307	69,526	59,917
Sales and marketing	17,507	16,757	71,009	64,555
Utilities	7,446	7,851	32,668	30,816
Repair and maintenance	9,115	8,995	36,886	32,938
Franchise fees	8,934	8,326	38,003	33,463
Management fees	6,993	6,303	31,074	27,377
Property taxes, insurance and other	12,296	10,569	46,023	40,046
Ground lease	2,492	2,491	9,996	8,341
General and administrative	5,131	6,140	19,552	20,914
Transaction and listing costs	(710)	549	7,181	5,142
Series B convertible preferred share expense	-	-	-	117,133
Loss on impairment of depreciable real estate assets	45,000	2,388	45,000	10,988
Depreciation	33,244	31,704	127,449	113,112
Total expenses	221,860	173,189	762,282	771,571

Operating income (loss)	(8,827)	29,134	136,032	32,325

Interest and other expense, net	(8,867)	(6,326)	(33,132)	(23,523)
Gain on sale of real estate	(72)	-	15,286	-

Income (loss) before income taxes	(17,766)	22,808	118,186	8,802

Income tax expense	(26)	(474)	(898)	(1,969)

Net income (loss)	$(17,792)	$22,334	$117,288	$6,833

Other comprehensive income (loss):
Unrealized gain (loss) on interest rate derivatives	4,106	(822)	(2,331)	(511)
Cash flow hedge losses reclassified to earnings	-	-	785	-

Comprehensive income (loss)	$(13,686)	$21,512	$115,742	$6,322

Total basic and diluted net income (loss) per common share	$(0.10)	$0.12	$0.65	$0.04

Weighted average common shares outstanding - basic and diluted	174,366	186,910	180,261	171,489

Note:
The Consolidated Statements of Operations and Comprehensive Income (Loss) and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2015.

Page | 6
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended December 31,			Years Ended December 31,
	2015	2014	% Change	2015	2014	% Change

Room revenue	$193,148	$179,870	7.4%	$839,646	$778,723	7.8%
Other revenue	20,290	19,559	3.7%	80,566	75,897	6.2%
Total revenue	213,438	199,429	7.0%	920,212	854,620	7.7%

Total operating expenses	138,535	129,341	7.1%	569,730	536,628	6.2%

Adjusted Hotel EBITDA	$74,903	$70,088	6.9%	$350,482	$317,992	10.2%
Adjusted Hotel EBITDA Margin %	35.1%	35.1%	-	38.1%	37.2%	2.4%

ADR	$127.12	$121.59	4.5%	$130.33	$124.13	5.0%
Occupancy	71.9%	71.0%	1.3%	77.2%	76.1%	1.4%
RevPAR	$91.43	$86.30	5.9%	$100.59	$94.41	6.5%

Reconciliation to Actual Results

Total Revenue (Actual)	$213,033	$202,323		$898,314	$803,896
Revenue from properties acquired in Apple Seven and
Apple Eight mergers for periods prior to mergers	-	-		-	61,665
Revenue from acquisitions prior to ownership	438	8,930		27,498	40,772
Revenue from dispositions	-	(11,966)		(7,359)	(52,109)
Lease revenue intangible amortization	(33)	142		1,759	396
Comparable Hotels Total Revenue	$213,438	$199,429		$920,212	$854,620

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$74,790	$71,073		$340,983	$303,553
AHEBITDA from properties acquired in Apple Seven and
Apple Eight mergers for periods prior to mergers	-	-		-	17,415
AHEBITDA from acquisitions prior to ownership	113	2,987		11,522	15,589
AHEBITDA from dispositions	-	(3,972)		(2,023)	(18,565)
Comparable Hotels AHEBITDA	$74,903	$70,088		$350,482	$317,992

Note:
Comparable Hotels is defined as the 179 hotels owned by the Company as of December 31, 2015.  For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes.

Reconciliation of Net Income (Loss) to Non-GAAP financial measures is included in the following pages.

Page | 7
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Quarterly Operating Metrics and Statistical Data
(Unaudited) (in thousands except statistical data)

	Three Months Ended
	3/31/2014	6/30/2014	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015

Room revenue	$179,299	$209,051	$210,503	$179,870	$194,682	$224,168	$227,648	$193,148
Other revenue	17,694	19,893	18,751	19,559	20,791	20,343	19,142	20,290
Total revenue	196,993	228,944	229,254	199,429	215,473	244,511	246,790	213,438

Total operating expenses	128,053	138,551	140,683	129,341	136,621	146,402	148,172	138,535

Adjusted Hotel EBITDA	$68,940	$90,393	$88,571	$70,088	$78,852	$98,109	$98,618	$74,903
Adjusted Hotel EBITDA Margin %	35.0%	39.5%	38.6%	35.1%	36.6%	40.1%	40.0%	35.1%

ADR	$121.84	$125.67	$126.89	$121.59	$127.69	$131.97	$133.91	$127.12
Occupancy	72.4%	81.0%	79.9%	71.0%	74.3%	81.9%	80.6%	71.9%
RevPAR	$88.22	$101.75	$101.36	$86.30	$94.90	$108.09	$107.93	$91.43

Reconciliation to Actual Results

Total Revenue (Actual)	$137,121	$232,568	$231,884	$202,323	$210,352	$234,374	$240,555	$213,033
Revenue from properties acquired in Apple Seven and Apple Eight mergers for periods prior to mergers	61,665	-	-	-	-	-	-	-
Revenue from acquisitions prior to ownership	10,508	10,467	10,867	8,930	10,390	10,402	6,268	438
Revenue from dispositions	(12,243)	(14,261)	(13,639)	(11,966)	(7,127)	(232)	-	-
Lease revenue intangible amortization	(58)	170	142	142	1,858	(33)	(33)	(33)
Comparable Hotels Total Revenue	$196,993	$228,944	$229,254	$199,429	$215,473	$244,511	$246,790	$213,438

Adjusted Hotel EBITDA (AHEBITDA) (Actual)	$51,172	$92,056	$89,252	$71,073	$76,650	$93,805	$95,738	$74,790
AHEBITDA from properties acquired in Apple Seven and Apple Eight mergers for periods prior to mergers	17,415	-	-	-	-	-	-	-
AHEBITDA from acquisitions prior to ownership	4,305	3,988	4,309	2,987	4,259	4,270	2,880	113
AHEBITDA from dispositions	(3,952)	(5,651)	(4,990)	(3,972)	(2,057)	34	-	-
Comparable Hotels AHEBITDA	$68,940	$90,393	$88,571	$70,088	$78,852	$98,109	$98,618	$74,903

Note:
Comparable Hotels is defined as the 179 hotels owned by the Company as of December 31, 2015.  For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes.

Reconciliation of Net Income (Loss) to Non-GAAP financial measures is included in the following pages.

Page | 8
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Financial Measures

Apple Hospitality REIT Non-GAAP Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”); and Adjusted Hotel EBITDA (“Adjusted Hotel EBITDA”). These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, Adjusted EBITDA, and Adjusted Hotel EBITDA as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs.

Page | 9
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Reconciliation of Net Income (Loss) to FFO and MFFO
(Unaudited) (in thousands)

The Company calculates and presents FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains or losses from sales of real estate, extraordinary items as defined by GAAP, the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated partnerships and joint ventures.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.  The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the NAREIT definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company further adjusts FFO for certain additional items that are not in NAREIT’s definition of FFO, including: (i) the exclusion of the non-cash Series B convertible preferred share conversion expense and transaction and listing costs as these do not represent ongoing operations and (ii) the exclusion of non-cash straight-line ground lease expense as this expense does not reflect the underlying performance of the related hotels.  The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance.

The following table reconciles the Company’s GAAP net income (loss) to FFO and MFFO for the three months and years ended December 31, 2015 and 2014 (in thousands).

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$(17,792)	$22,334	$117,288	$6,833
Depreciation of real estate owned	33,014	31,474	126,530	112,346
Gain on sale of real estate	72	-	(15,286)	-
Loss on impairment of depreciable real estate assets	45,000	2,388	45,000	10,988
Amortization of favorable and unfavorable leases, net	133	308	2,422	1,056
Funds from operations	60,427	56,504	275,954	131,223
Series B convertible preferred share expense	-	-	-	117,133
Transaction and listing costs	(710)	549	7,181	5,142
Non-cash straight-line ground lease expense	819	850	3,347	2,883
Modified funds from operations	$60,536	$57,903	$286,482	$256,381

Page | 10
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA
(Unaudited) (in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes and depreciation and amortization.  The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization).  In addition, certain covenants included in the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

The Company considers the exclusion of certain additional items from EBITDA useful, including: (i) the exclusion of the non-cash Series B convertible preferred share conversion expense, transaction and listing costs, gains or losses from sales of real estate and the loss on impairment of depreciable real estate assets as these do not represent ongoing operations and (ii) the exclusion of non-cash straight-line ground lease expense as this expense does not reflect the underlying performance of the related hotels.

The following table reconciles the Company’s GAAP net income (loss) to EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA for the three months and years ended December 31, 2015 and 2014 (in thousands).

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$(17,792)	$22,334	$117,288	$6,833
Depreciation	33,244	31,704	127,449	113,112
Amortization of favorable and unfavorable leases, net	133	308	2,422	1,056
Interest and other expense, net	8,867	6,326	33,132	23,523
Income tax expense	26	474	898	1,969
EBITDA	24,478	61,146	281,189	146,493
Series B convertible preferred share expense	-	-	-	117,133
Transaction and listing costs	(710)	549	7,181	5,142
Gain on sale of real estate	72	-	(15,286)	-
Loss on impairment of depreciable real estate assets	45,000	2,388	45,000	10,988
Non-cash straight-line ground lease expense	819	850	3,347	2,883
Adjusted EBITDA	$69,659	$64,933	$321,431	$282,639

General and administrative expense	5,131	6,140	19,552	20,914
Adjusted Hotel EBITDA	$74,790	$71,073	$340,983	$303,553

Page | 11
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Debt Summary
(Unaudited) ($ in thousands)
December 31, 2015

	2016	2017	2018	2019	2020	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$124,495	$96,245	$6,866	$142,115	$431,888	$200,648	$1,002,257	$1,001,612
Average interest rates	3.6%	3.3%	3.2%	3.3%	3.7%	4.5%

Variable rate debt:
Maturities	$780	$36,945	$-	$114,800	$425,000	$-	$577,525	$578,781
Average interest rates (1)	2.7%	2.7%	2.6%	2.7%	2.8%	0.0%

Fixed rate debt:
Maturities	$123,715	$59,300	$6,866	$27,315	$6,888	$200,648	$424,732	$422,831
Average interest rates	5.0%	4.7%	4.6%	4.5%	4.5%	4.5%
________
(1) The average interest rate gives effect to interest rate swaps, as applicable.

Note:
See further information on the Company’s indebtedness in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2015.

Page | 12
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Three Months ended December 31
(Unaudited)

Region/State		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2015	Q4 2014	% Change	Q4 2015	Q4 2014	% Change	Q4 2015	Q4 2014	% Change	Q4 2015
East North Central
Illinois	4	65.8%	68.2%	(3.5)%	$131.83	$123.26	6.9%	$86.71	$84.02	3.2%	2.6%
Indiana	2	71.7%	67.3%	6.6%	$119.83	$107.57	11.4%	$85.98	$72.41	18.7%	1.1%
Michigan	1	71.0%	70.0%	1.4%	$130.47	$119.45	9.2%	$92.63	$83.63	10.8%	0.7%
Ohio	1	59.4%	62.6%	(5.2)%	$117.37	$120.21	(2.4)%	$69.67	$75.28	(7.5)%	0.5%
East North Central Total	8	66.9%	67.5%	(0.9)%	$127.33	$119.11	6.9%	$85.19	$80.44	5.9%	4.9%

East South Central
Alabama	10	66.6%	66.5%	0.2%	$109.70	$107.84	1.7%	$73.11	$71.69	2.0%	3.1%
Mississippi	2	70.1%	68.2%	2.8%	$108.11	$110.24	(1.9)%	$75.81	$75.17	0.9%	0.7%
Tennessee	6	78.5%	74.9%	4.8%	$142.72	$141.29	1.0%	$112.01	$105.79	5.9%	4.4%
East South Central Total	18	71.5%	69.9%	2.4%	$123.55	$121.90	1.4%	$88.38	$85.18	3.8%	8.2%

Middle Atlantic
New Jersey	5	75.2%	72.9%	3.2%	$136.11	$130.70	4.1%	$102.37	$95.28	7.4%	3.0%
New York	4	80.0%	77.7%	3.0%	$217.17	$215.06	1.0%	$173.83	$167.09	4.0%	2.5%
Pennsylvania	3	65.8%	63.0%	4.5%	$141.84	$139.43	1.7%	$93.32	$87.79	6.3%	1.9%
Middle Atlantic Total	12	74.6%	72.1%	3.4%	$167.82	$164.37	2.1%	$125.12	$118.51	5.6%	7.4%

Mountain
Arizona	7	66.9%	64.7%	3.4%	$97.21	$93.39	4.1%	$65.00	$60.41	7.6%	2.6%
Colorado	2	77.9%	76.6%	1.7%	$121.37	$120.08	1.1%	$94.58	$92.01	2.8%	1.3%
Idaho	2	71.5%	63.3%	12.9%	$117.97	$105.68	11.6%	$84.37	$66.93	26.0%	1.8%
Utah	2	60.3%	62.6%	(3.6)%	$98.85	$94.99	4.1%	$59.62	$59.42	0.3%	0.5%
Mountain Total	13	68.5%	65.7%	4.3%	$105.96	$100.41	5.5%	$72.55	$65.94	10.0%	6.2%

New England
Massachusetts	4	71.4%	72.0%	(0.8)%	$125.52	$115.43	8.7%	$89.63	$83.09	7.9%	1.8%
New England Total	4	71.4%	72.0%	(0.8)%	$125.52	$115.43	8.7%	$89.63	$83.09	7.9%	1.8%

Pacific
Alaska	1	71.5%	81.7%	(12.5)%	$160.84	$156.13	3.0%	$115.00	$127.55	(9.8)%	1.0%
California	23	78.6%	73.6%	6.8%	$140.50	$128.75	9.1%	$110.40	$94.76	16.5%	18.2%
Washington	4	71.3%	79.5%	(10.3)%	$155.60	$150.97	3.1%	$110.90	$119.98	(7.6)%	3.7%
Pacific Total	28	77.2%	74.9%	3.1%	$143.41	$133.76	7.2%	$110.67	$100.15	10.5%	22.9%

South Atlantic
Florida	16	79.8%	81.5%	(2.0)%	$123.79	$118.14	4.8%	$98.81	$96.26	2.6%	9.3%
Georgia	5	69.4%	68.2%	1.7%	$104.40	$100.04	4.4%	$72.44	$68.25	6.1%	1.4%
Maryland	2	67.1%	65.1%	3.1%	$127.74	$123.83	3.2%	$85.71	$80.59	6.4%	1.0%
North Carolina	9	69.0%	69.9%	(1.3)%	$104.77	$102.03	2.7%	$72.29	$71.31	1.4%	3.4%
South Carolina	3	75.2%	66.8%	12.5%	$109.46	$104.32	4.9%	$82.29	$69.69	18.1%	1.2%
Virginia	14	66.1%	62.9%	5.2%	$121.39	$112.67	7.7%	$80.28	$70.86	13.3%	8.6%
South Atlantic Total	49	71.7%	70.9%	1.2%	$117.92	$111.97	5.3%	$84.58	$79.34	6.6%	24.9%

West North Central
Kansas	4	68.5%	68.1%	0.6%	$107.34	$104.76	2.5%	$73.49	$71.29	3.1%	1.1%
Minnesota	1	66.8%	68.8%	(2.9)%	$100.07	$100.88	(0.8)%	$66.81	$69.38	(3.7)%	0.2%
Missouri	4	69.7%	72.1%	(3.3)%	$128.53	$125.87	2.1%	$89.57	$90.70	(1.2)%	2.3%
Nebraska	1	67.1%	68.2%	(1.7)%	$125.92	$111.74	12.7%	$84.46	$76.25	10.8%	0.8%
West North Central Total	10	68.6%	69.9%	(1.8)%	$118.45	$114.68	3.3%	$81.28	$80.12	1.5%	4.4%

West South Central
Arkansas	4	63.5%	59.9%	6.0%	$114.24	$111.03	2.9%	$72.55	$66.56	9.0%	1.3%
Louisiana	4	71.0%	75.7%	(6.2)%	$134.13	$127.84	4.9%	$95.26	$96.81	(1.6)%	2.7%
Oklahoma	1	72.8%	65.0%	12.0%	$138.55	$164.25	(15.7)%	$100.84	$106.74	(5.5)%	1.2%
Texas	28	71.1%	72.0%	(1.3)%	$119.50	$116.58	2.5%	$84.93	$83.95	1.2%	14.1%
West South Central Total	37	70.5%	71.1%	(0.8)%	$121.67	$119.47	1.8%	$85.74	$84.91	1.0%	19.3%

Total Portfolio	179	71.9%	71.0%	1.3%	$127.12	$121.59	4.5%	$91.43	$86.30	5.9%	100.0%

Note: State categorization is based on STR, Inc. census region designation.

Page | 13
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Region
Years ended December 31
(Unaudited)

Region/State		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015
East North Central
Illinois	4	74.7%	73.8%	1.2%	$132.16	$124.39	6.2%	$98.66	$91.76	7.5%	2.8%
Indiana	2	76.3%	74.5%	2.4%	$116.59	$102.77	13.4%	$88.96	$76.56	16.2%	1.0%
Michigan	1	76.0%	74.6%	1.9%	$127.68	$120.26	6.2%	$97.02	$89.70	8.2%	0.7%
Ohio	1	67.3%	71.5%	(5.9)%	$122.74	$119.59	2.6%	$82.56	$85.50	(3.4)%	0.5%
East North Central Total	8	74.2%	73.7%	0.7%	$127.13	$118.68	7.1%	$94.39	$87.52	7.8%	5.0%

East South Central
Alabama	10	73.1%	71.5%	2.1%	$108.26	$105.22	2.9%	$79.11	$75.29	5.1%	3.1%
Mississippi	2	77.1%	77.9%	(1.1)%	$108.77	$108.31	0.4%	$83.82	$84.41	(0.7)%	0.6%
Tennessee	6	84.1%	83.3%	0.9%	$145.66	$139.37	4.5%	$122.51	$116.15	5.5%	4.4%
East South Central Total	18	77.7%	76.7%	1.3%	$123.94	$119.84	3.4%	$96.30	$91.91	4.8%	8.1%

Middle Atlantic
New Jersey	5	77.8%	73.7%	5.7%	$134.30	$133.41	0.7%	$104.54	$98.27	6.4%	2.6%
New York	4	80.8%	80.8%	0.1%	$202.31	$197.65	2.4%	$163.57	$159.68	2.4%	2.2%
Pennsylvania	3	69.1%	68.3%	1.1%	$142.97	$141.32	1.2%	$98.74	$96.55	2.3%	1.8%
Middle Atlantic Total	12	76.7%	74.8%	2.5%	$161.32	$159.46	1.2%	$123.74	$119.30	3.7%	6.6%

Mountain
Arizona	7	67.6%	65.9%	2.6%	$104.16	$97.15	7.2%	$70.41	$64.00	10.0%	2.5%
Colorado	2	83.8%	79.7%	5.1%	$127.62	$121.85	4.7%	$106.92	$97.15	10.1%	1.3%
Idaho	2	76.1%	72.5%	5.0%	$116.07	$106.18	9.3%	$88.31	$76.95	14.8%	1.7%
Utah	2	74.9%	79.1%	(5.4)%	$104.41	$98.03	6.5%	$78.17	$77.55	0.8%	0.8%
Mountain Total	13	72.7%	71.0%	2.3%	$110.60	$103.05	7.3%	$80.38	$73.21	9.8%	6.3%

New England
Massachusetts	4	77.4%	78.7%	(1.7)%	$125.48	$115.48	8.7%	$97.11	$90.89	6.8%	1.9%
New England Total	4	77.4%	78.7%	(1.7)%	$125.48	$115.48	8.7%	$97.11	$90.89	6.8%	1.9%

Pacific
Alaska	1	83.4%	88.1%	(5.4)%	$205.92	$192.91	6.7%	$171.73	$170.02	1.0%	1.4%
California	23	82.9%	80.3%	3.2%	$143.10	$133.35	7.3%	$118.67	$107.11	10.8%	16.9%
Washington	4	83.2%	83.7%	(0.6)%	$174.87	$164.79	6.1%	$145.47	$137.93	5.5%	4.8%
Pacific Total	28	83.0%	81.2%	2.2%	$150.76	$141.30	6.7%	$125.11	$114.73	9.0%	23.1%

South Atlantic
Florida	16	83.9%	81.8%	2.5%	$127.97	$120.44	6.3%	$107.33	$98.51	9.0%	9.1%
Georgia	5	74.1%	73.1%	1.4%	$104.28	$100.39	3.9%	$77.27	$73.34	5.4%	1.4%
Maryland	2	69.5%	72.0%	(3.4)%	$128.20	$124.99	2.6%	$89.09	$89.93	(0.9)%	0.8%
North Carolina	9	75.1%	74.6%	0.7%	$113.05	$108.75	4.0%	$84.90	$81.14	4.6%	3.9%
South Carolina	3	79.3%	76.2%	4.1%	$114.06	$107.88	5.7%	$90.40	$82.16	10.0%	1.2%
Virginia	14	72.4%	71.5%	1.3%	$131.42	$122.26	7.5%	$95.15	$87.41	8.9%	9.4%
South Atlantic Total	49	76.9%	75.8%	1.4%	$124.24	$117.02	6.2%	$95.52	$88.71	7.7%	25.8%

West North Central
Kansas	4	73.3%	70.5%	4.1%	$106.48	$105.20	1.2%	$78.07	$74.13	5.3%	1.0%
Minnesota	1	70.8%	72.3%	(2.1)%	$103.50	$100.82	2.7%	$73.24	$72.85	0.5%	0.3%
Missouri	4	78.5%	79.7%	(1.5)%	$133.57	$127.98	4.4%	$104.90	$102.02	2.8%	2.5%
Nebraska	1	74.4%	72.5%	2.6%	$134.74	$128.69	4.7%	$100.22	$93.27	7.4%	0.9%
West North Central Total	10	75.5%	74.9%	0.8%	$122.24	$118.41	3.2%	$92.24	$88.67	4.0%	4.7%

West South Central
Arkansas	4	69.5%	65.8%	5.7%	$115.95	$107.69	7.7%	$80.60	$70.84	13.8%	1.5%
Louisiana	4	77.0%	76.6%	0.6%	$128.94	$125.05	3.1%	$99.30	$95.74	3.7%	2.5%
Oklahoma	1	78.3%	75.8%	3.4%	$146.93	$167.16	(12.1)%	$115.10	$126.68	(9.1)%	1.2%
Texas	28	75.9%	75.6%	0.4%	$120.80	$117.09	3.2%	$91.72	$88.58	3.5%	13.3%
West South Central Total	37	75.6%	74.9%	0.9%	$122.56	$119.52	2.5%	$92.64	$89.51	3.5%	18.5%

Total Portfolio	179	77.2%	76.1%	1.4%	$130.33	$124.13	5.0%	$100.59	$94.41	6.5%	100.0%

Note:  State categorization is based on STR, Inc. census region designation.

Page | 14
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Chain Scale
Three Months and Years ended December 31
(Unaudited)

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2015	Q4 2014	% Change	Q4 2015	Q4 2014	% Change	Q4 2015	Q4 2014	% Change	Q4 2015
Upscale
Courtyard	34	69.3%	67.2%	3.1%	$126.68	$120.45	5.2%	$87.74	$80.88	8.5%	20.6%
Hilton Garden Inn	30	70.0%	70.1%	(0.2)%	$125.87	$120.71	4.3%	$88.07	$84.60	4.1%	17.5%
Homewood Suites	23	77.7%	75.2%	3.2%	$132.36	$126.32	4.8%	$102.80	$95.04	8.2%	12.2%
Residence Inn	27	74.7%	74.5%	0.4%	$133.88	$126.98	5.4%	$100.05	$94.56	5.8%	15.8%
SpringHill Suites	15	72.0%	71.2%	1.1%	$110.36	$99.92	10.5%	$79.42	$71.13	11.7%	7.2%
Upscale Total	129	72.1%	71.0%	1.6%	$126.79	$120.37	5.3%	$91.43	$85.47	7.0%	73.3%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	7	74.3%	75.2%	(1.1)%	$102.99	$97.38	5.8%	$76.57	$73.23	4.6%	2.7%
Hampton Inn/Hampton Inn & Suites	26	73.0%	71.7%	1.8%	$122.87	$119.63	2.7%	$89.73	$85.79	4.6%	13.2%
Home2 Suites	2	78.6%	81.6%	(3.7)%	$132.45	$128.97	2.7%	$104.10	$105.26	(1.1)%	1.5%
TownePlace Suites	8	66.2%	66.6%	(0.7)%	$88.08	$87.20	1.0%	$58.27	$58.11	0.3%	1.8%
Upper Midscale Total	43	72.4%	71.9%	0.6%	$114.87	$111.44	3.1%	$83.17	$80.17	3.7%	19.2%

Upper Upscale
Embassy Suites	2	68.0%	78.4%	(13.2)%	$146.33	$138.84	5.4%	$99.55	$108.86	(8.5)%	1.4%
Hilton	1	79.4%	76.2%	4.1%	$165.67	$162.21	2.1%	$131.50	$123.68	6.3%	1.7%
Marriott	3	61.0%	57.5%	6.0%	$134.60	$131.85	2.1%	$82.12	$75.86	8.3%	3.9%
Renaissance	1	88.5%	82.9%	6.8%	$313.85	$326.09	(3.8)%	$277.74	$270.18	2.8%	0.5%
Upper Upscale Total	7	68.6%	67.6%	1.4%	$171.89	$168.93	1.7%	$117.83	$114.18	3.2%	7.5%

Total Portfolio	179	71.9%	71.0%	1.3%	$127.12	$121.59	4.5%	$91.43	$86.30	5.9%	100.0%

Note:
Brand categorization is based on STR, Inc. census chain scale designation.

Chain Scale/Brand		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015
Upscale
Courtyard	34	73.5%	72.8%	1.0%	$135.86	$128.69	5.6%	$99.92	$93.75	6.6%	21.7%
Hilton Garden Inn	30	76.9%	76.1%	1.1%	$127.20	$120.99	5.1%	$97.77	$92.02	6.2%	17.7%
Homewood Suites	23	81.9%	78.8%	4.0%	$132.66	$126.74	4.7%	$108.69	$99.87	8.8%	11.6%
Residence Inn	27	80.6%	79.4%	1.6%	$137.74	$130.84	5.3%	$111.02	$103.83	6.9%	16.1%
SpringHill Suites	15	76.3%	75.3%	1.3%	$109.23	$99.85	9.4%	$83.36	$75.21	10.8%	6.4%
Upscale Total	129	77.3%	76.1%	1.6%	$130.41	$123.51	5.6%	$100.85	$93.99	7.3%	73.5%

Upper Midscale
Fairfield Inn/Fairfield Inn & Suites	7	77.9%	77.5%	0.6%	$106.62	$99.15	7.5%	$83.07	$76.81	8.1%	2.7%
Hampton Inn/Hampton Inn & Suites	26	78.6%	76.9%	2.2%	$126.60	$122.63	3.2%	$99.48	$94.31	5.5%	13.4%
Home2 Suites	2	86.3%	88.0%	(2.0)%	$134.04	$125.15	7.1%	$115.62	$110.15	5.0%	1.6%
TownePlace Suites	8	72.5%	71.3%	1.6%	$92.23	$90.29	2.1%	$66.84	$64.40	3.8%	2.1%
Upper Midscale Total	43	77.8%	76.6%	1.6%	$118.54	$113.99	4.0%	$92.28	$87.35	5.6%	19.8%

Upper Upscale
Embassy Suites	2	80.4%	83.3%	(3.4)%	$172.78	$162.13	6.6%	$138.99	$135.00	3.0%	1.9%
Hilton	1	77.6%	78.4%	(1.1)%	$165.80	$156.75	5.8%	$128.59	$122.94	4.6%	1.4%
Marriott	3	66.8%	66.3%	0.8%	$135.08	$131.24	2.9%	$90.19	$86.97	3.7%	3.1%
Renaissance	1	86.3%	85.2%	1.2%	$276.66	$280.87	(1.5)%	$238.72	$239.40	(0.3)%	0.3%
Upper Upscale Total	7	73.5%	73.8%	(0.4)%	$169.30	$164.24	3.1%	$124.49	$121.23	2.7%	6.7%

Total Portfolio	179	77.2%	76.1%	1.4%	$130.33	$124.13	5.0%	$100.59	$94.41	6.5%	100.0%

Note:
Brand categorization is based on STR, Inc. census chain scale designation.

Page | 15
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com

Apple Hospitality REIT, Inc.
Comparable Hotels Operating Metrics by Location
Three Months and Years ended December 31
(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q4 2015	Q4 2014	% Change	Q4 2015	Q4 2014	% Change	Q4 2015	Q4 2014	% Change	Q4 2015
STR Location
Airport	12	77.8%	77.5%	0.4%	$122.68	$114.87	6.8%	$95.45	$89.00	7.2%	6.1%
Interstate	7	71.3%	73.3%	(2.7)%	$111.57	$107.39	3.9%	$79.52	$78.66	1.1%	3.2%
Resort	7	72.6%	73.4%	(1.1)%	$112.16	$107.19	4.6%	$81.39	$78.66	3.5%	3.4%
Small Metro/Town	16	65.5%	62.5%	4.9%	$106.51	$103.89	2.5%	$69.79	$64.91	7.5%	4.9%
Suburban	110	71.9%	71.1%	1.1%	$123.27	$117.22	5.2%	$88.58	$83.31	6.3%	57.6%
Urban	27	72.6%	70.7%	2.7%	$153.35	$150.12	2.1%	$111.29	$106.14	4.9%	24.8%

Total Portfolio	179	71.9%	71.0%	1.3%	$127.12	$121.59	4.5%	$91.43	$86.30	5.9%	100.0%

Note:
Location categorization is based on STR, Inc. designation.

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015	YTD 2014	% Change	YTD 2015
STR Location
Airport	12	83.6%	81.2%	3.0%	$125.03	$116.99	6.9%	$104.56	$95.02	10.0%	6.1%
Interstate	7	76.2%	77.0%	(1.1)%	$113.32	$110.51	2.5%	$86.30	$85.14	1.4%	3.2%
Resort	7	80.2%	79.3%	1.2%	$133.13	$124.75	6.7%	$106.75	$98.87	8.0%	4.9%
Small Metro/Town	16	68.5%	66.1%	3.6%	$108.97	$103.81	5.0%	$74.62	$68.59	8.8%	4.8%
Suburban	110	77.1%	76.1%	1.3%	$125.70	$119.63	5.1%	$96.92	$91.07	6.4%	56.6%
Urban	27	78.0%	76.9%	1.4%	$155.16	$149.79	3.6%	$121.05	$115.22	5.1%	24.4%

Total Portfolio	179	77.2%	76.1%	1.4%	$130.33	$124.13	5.0%	$100.59	$94.41	6.5%	100.0%

Note:
Location categorization is based on STR, Inc. designation.

Page | 16
Apple Hospitality REIT, Inc. • 814 East Main Street • Richmond, Virginia 23219 • 804‐344‐8121 • applehospitalityreit.com